UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 9, 2008

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Suite 2808,International Chamber of Commerce Tower
Fuhua Three Road, Shenzhen, PRC 518048

(Address Of Principal Executive Offices) (Zip Code)

011 86 755 8831 2115
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On July 9, 2008, New Dragon Asia Corp. (the “Company”) issued a press release announcing that New Dragon Asia Food Limited (“NDAF”), which is controlled by New Dragon’s Chairman, Heng Jing Lu, has committed to purchase approximately US$1 million worth of the Company's outstanding shares of Class A common stock, $.0001 par value (the “Common Stock”) currently trading on the American Stock Exchange over a period of 12 months commencing July 9, 2008.

As of July 9, 2008, NDAF was the largest holder of the Company’s Common Stock, holding approximately 28,323,954 shares. The Board of Directors of the Company has been informed by Mr. Lu of NDAF’s intent to purchase shares of the Common Stock. The trading price of New Dragon’s shares of common stock on the American Stock Exchange as of July 8, 2008 was $0.45.

A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

99.1    Press Release dated July 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

	By:	/s/ Peter Mak
	Name:	Peter Mak
	Title:	Chief Financial Officer
Dated: July 10, 2008